Exhibit 99.1

HERTZ REPORTS SECOND QUARTER 2023 RESULTS:
REVENUE OF $2.4 BILLION, NET INCOME OF $139 MILLION AND
ADJUSTED CORPORATE EBITDA OF $347 MILLION
____________________________________________________________________________

"Results for the second quarter were strong, reflecting continued high demand for our services and elevated levels of fleet utilization," said Stephen Scherr, Chair and CEO of Hertz. "Our focus on asset returns continues to yield tangible results, enabling us to advance the growth of our rideshare business and the revitalization of the Dollar brand, in addition to facilitating ongoing investments in technology and electrification. Through the hard work and dedication of Hertz employees, we are positioned well to serve our customers through the busy summer season."

ESTERO, Fla, July 27, 2023 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its second quarter 2023.

HIGHLIGHTS

•Total revenues of $2.4 billion
•GAAP net income of $139 million, a 6% margin, or $0.44 per diluted share
•Adjusted Net Income of $227 million, or $0.72 per adjusted diluted share
•Adjusted Corporate EBITDA of $347 million, a 14% margin
•Operating cash flow of $497 million, adjusted operating cash flow of $91 million
•Adjusted free cash outflow of $423 million
•Corporate liquidity of $1.4 billion at June 30, including $682 million in unrestricted cash
•Company utilized $100 million to repurchase 6.3 million common shares during the quarter

SECOND QUARTER RESULTS

Second quarter revenue of $2.4 billion was characterized by continued strength in demand. Volume increased 12% year over year while average fleet was up 9%. Monthly revenue per unit in the quarter of $1,516 benefited from utilization of 82%, an increase of 230 bps relative to Q2 2022. Fleet depreciation was $329 million, reflecting a year over year increase of $223 million attributable to a reduction in vehicle disposition gains which were at elevated levels in 2022.

Adjusted Corporate EBITDA was $347 million in the quarter, reflecting a healthy 14% margin.

Adjusted free cash outflow of $423 million in the quarter reflected an investment in fleet to meet spring and summer demand.

The Company's liquidity position was $1.4 billion at June 30, 2023, of which $682 million was unrestricted cash.

SUMMARY RESULTS
_________________________________

	Three Months Ended June 30,		Percent Inc/(Dec) 2023 vs 2022
($ in millions, except earnings per share or where noted)	2023	2022
Hertz Global - Consolidated
Total revenues	$2,437	$2,344	4%
Adjusted net income (loss)(a)	$227	$520	(56)%
Adjusted diluted earnings (loss) per share(a)	$0.72	$1.22	(41)%
Adjusted Corporate EBITDA(a)	$347	$764	(55)%
Adjusted Corporate EBITDA Margin(a)	14%	33%

Average Vehicles (in whole units)	561,277	513,307	9%
Average Rentable Vehicles (in whole units)	533,813	490,236	9%
Vehicle Utilization	82%	79%
Transaction Days (in thousands)	39,705	35,444	12%
Total RPD (in dollars)(b)	$61.14	$65.79	(7)%
Total RPU Per Month (in whole dollars)(b)	$1,516	$1,586	(4)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$195	$68	NM

Americas RAC Segment
Total revenues	$2,015	$1,973	2%
Adjusted EBITDA	$331	$770	(57)%
Adjusted EBITDA Margin	16%	39%

Average Vehicles (in whole units)	457,405	422,113	8%
Average Rentable Vehicles (in whole units)	431,921	399,588	8%
Vehicle Utilization	83%	80%
Transaction Days (in thousands)	32,469	29,160	11%
Total RPD (in dollars)(b)	$62.03	$67.52	(8)%
Total RPU Per Month (in whole dollars)(b)	$1,554	$1,643	(5)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$198	$49	NM

International RAC Segment
Total revenues	$422	$371	14%
Adjusted EBITDA	$96	$92	4%
Adjusted EBITDA Margin	23%	25%

Average Vehicles (in whole units)	103,872	91,194	14%
Average Rentable Vehicles (in whole units)	101,892	90,648	12%
Vehicle Utilization	78%	76%
Transaction Days (in thousands)	7,237	6,284	15%
Total RPD (in dollars)(b)	$57.16	$57.77	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,353	$1,335	1%
Depreciation Per Unit Per Month (in whole dollars)(b)	$180	$160	13%
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II.
(b)    Based on December 31, 2022 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
__________________________________________________________

Hertz Global's live webcast and conference call to discuss its second quarter 2023 results will be held on July 27, 2023, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI2102718ea246452781a1fcfa0f708a95, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its view of the usefulness of non-GAAP measures to investors and management.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including as a result of disruptions in the global supply chain;
•the Company's ability to attract and retain effective frontline employees, senior management and other key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;

•occurrences that disrupt rental activity during the Company's peak periods particularly in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including its ability to implement plans to support a large-scale electric vehicle fleet, execute its rideshare strategy and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•the mix of vehicles in the Company's fleet, including but not limited to program and non-program vehicles, which can lead to increased exposure to residual risk upon disposition;
•increases in vehicle holding periods, which may result in additional maintenance costs and lower customer satisfaction;
•financial instability of the manufacturers of the Company's vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•increases in the level of recall activity by the manufacturers of the Company's vehicles, which may increase the Company's costs and can disrupt its rental activity;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes associated with those channels;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and increase market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability, and that of its key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber security breaches and other security threats, as well as to comply with privacy regulations across the globe;
•a major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to offset future tax on fleet dispositions, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations;
•the Company's ability to comply with ESG regulations, meet increasing ESG expectations of stakeholders, and otherwise achieve ESG goals;

•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance its existing indebtedness;
•volatility in the Company's stock price and certain provisions of its charter documents which could negatively affect the market price of the Company's common stock;
•the Company's ability to effectively maintain effective internal controls over financial reporting; and
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2023	2022	2023	2022
Revenues	$2,437	$2,344	$4,484	$4,154
Expenses:
Direct vehicle and operating	1,347	1,199	2,568	2,252
Depreciation of revenue earning vehicles and lease charges, net	329	106	710	47
Depreciation and amortization of non-vehicle assets	32	36	67	69
Selling, general and administrative	285	257	506	492
Interest expense, net:
Vehicle	132	45	243	50
Non-vehicle	56	41	107	80
Total interest expense, net	188	86	350	130
Other (income) expense, net	(2)	2	7	—
(Gain) on sale of non-vehicle capital assets	—	—	(162)	—
Change in fair value of Public Warrants	100	(461)	218	(511)
Total expenses	2,279	1,225	4,264	2,479
Income (loss) before income taxes	158	1,119	220	1,675
Income tax (provision) benefit	(19)	(179)	115	(309)
Net income (loss)	$139	$940	335	1,366

Weighted average number of shares outstanding:
Basic	314	398	318	415
Diluted	315	424	319	443
Earnings (loss) per share:
Basic	$0.44	$2.36	$1.06	$3.29
Diluted	$0.44	$1.13	$1.05	$1.93

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$682	$943
Restricted cash and cash equivalents:
Vehicle	190	180
Non-vehicle	294	295
Total restricted cash and cash equivalents	484	475
Total cash and cash equivalents and restricted cash and cash equivalents	1,166	1,418
Receivables:
Vehicle	132	111
Non-vehicle, net of allowance of $39 and $45, respectively	1,160	863
Total receivables, net	1,292	974
Prepaid expenses and other assets	1,031	1,155
Revenue earning vehicles:
Vehicles	17,833	14,281
Less: accumulated depreciation	(1,988)	(1,786)
Total revenue earning vehicles, net	15,845	12,495
Property and equipment, net	665	637
Operating lease right-of-use assets	2,169	1,887
Intangible assets, net	2,883	2,887
Goodwill	1,044	1,044
Total assets	$26,095	$22,497
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$358	$79
Non-vehicle	577	578
Total accounts payable	935	657
Accrued liabilities	971	911
Accrued taxes, net	229	170
Debt:
Vehicle	13,100	10,886
Non-vehicle	3,470	2,977
Total debt	16,570	13,863
Public Warrants	835	617
Operating lease liabilities	2,072	1,802
Self-insured liabilities	451	472
Deferred income taxes, net	1,193	1,360
Total liabilities	23,256	19,852
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 479,126,125 and 478,914,062 shares issued, respectively, and 311,692,986 and 323,483,178 shares outstanding, respectively	5	5
Treasury stock, at cost, 167,433,139 and 155,430,884 common shares, respectively	(3,338)	(3,136)
Additional paid-in capital	6,369	6,326
Retained earnings (Accumulated deficit)	79	(256)
Accumulated other comprehensive income (loss)	(276)	(294)
Total stockholders' equity	2,839	2,645
Total liabilities and stockholders' equity	$26,095	$22,497

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$139	$940	$335	$1,366
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	418	165	884	145
Depreciation and amortization, non-vehicle	32	36	67	69
Amortization of deferred financing costs and debt discount (premium)	15	14	29	25
Stock-based compensation charges	22	36	43	64
Provision for receivables allowance	20	10	40	23
Deferred income taxes, net	(28)	146	(163)	249
(Gain) loss on sale of non-vehicle capital assets	(3)	(1)	(165)	(3)
Change in fair value of Public Warrants	100	(461)	218	(511)
Changes in financial instruments	(2)	(21)	106	(65)
Other	5	(1)	5	—
Changes in assets and liabilities:
Non-vehicle receivables	(284)	(157)	(334)	(200)
Prepaid expenses and other assets	(50)	(47)	(98)	(87)
Operating lease right-of-use assets	87	7	165	79
Non-vehicle accounts payable	33	(83)	6	(32)
Accrued liabilities	39	109	68	233
Accrued taxes, net	55	22	56	52
Operating lease liabilities	(94)	(13)	(178)	(93)
Self-insured liabilities	(7)	7	(25)	15
Net cash provided by (used in) operating activities	497	708	1,059	1,329
Cash flows from investing activities:
Revenue earning vehicles expenditures	(3,719)	(3,104)	(6,543)	(6,089)
Proceeds from disposal of revenue earning vehicles	1,560	1,416	2,766	2,887
Non-vehicle capital asset expenditures	(78)	(29)	(123)	(59)
Proceeds from non-vehicle capital assets disposed of	1	5	176	6
Collateral returned in exchange for letters of credit	—	2	—	19
Return of (investment in) equity investments	(1)	—	(1)	(15)
Net cash provided by (used in) investing activities	(2,237)	(1,710)	(3,725)	(3,251)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,960	2,699	4,021	7,379
Repayments of vehicle debt	(682)	(1,332)	(1,872)	(4,824)
Proceeds from issuance of non-vehicle debt	825	—	1,250	—
Repayments of non-vehicle debt	(329)	(5)	(759)	(10)
Payment of financing costs	(9)	(14)	(17)	(38)
Proceeds from exercises of Public Warrants	—	—	—	3
Share repurchases	(104)	(881)	(222)	(1,647)
Other	1	—	—	(4)
Net cash provided by (used in) financing activities	1,662	467	2,401	859
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	2	(24)	13	(25)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(76)	(559)	(252)	(1,088)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,242	2,122	1,418	2,651
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,166	$1,563	$1,166	$1,563

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$2,015	$422	$—	$2,437	$1,973	$371	$—	$2,344
Expenses:
Direct vehicle and operating	1,139	211	(3)	1,347	1,002	197	—	1,199
Depreciation of revenue earning vehicles and lease charges, net	272	57	—	329	61	45	—	106
Depreciation and amortization of non-vehicle assets	27	3	2	32	30	4	2	36
Selling, general and administrative	148	45	92	285	99	47	111	257
Interest expense, net:
Vehicle	113	19	—	132	35	10	—	45
Non-vehicle	(4)	(5)	65	56	(13)	—	54	41
Total interest expense, net	109	14	65	188	22	10	54	86
Other (income) expense, net	—	(4)	2	(2)	(1)	(4)	7	2
Change in fair value of Public Warrants	—	—	100	100	—	—	(461)	(461)
Total expenses	1,695	326	258	2,279	1,213	299	(287)	1,225
Income (loss) before income taxes	$320	$96	$(258)	158	$760	$72	$287	1,119
Income tax (provision) benefit				(19)				(179)
Net income (loss)				$139				$940

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$3,745	$739	$—	$4,484	$3,531	$623	$—	$4,154
Expenses:
Direct vehicle and operating	2,178	393	(3)	2,568	1,905	348	(1)	2,252
Depreciation of revenue earning vehicles and lease charges, net	621	89	—	710	(32)	79	—	47
Depreciation and amortization of non-vehicle assets	55	5	7	67	56	7	6	69
Selling, general and administrative	253	82	171	506	185	89	218	492
Interest expense, net:
Vehicle	206	37	—	243	37	13	—	50
Non-vehicle	(22)	(7)	136	107	(21)	—	101	80
Total interest expense, net	184	30	136	350	16	13	101	130
Other (income) expense, net	(1)	2	6	7	(2)	(7)	9	—
(Gain) on sale of non-vehicle capital assets	(162)	—	—	(162)	—	—	—	—
Change in fair value of Public Warrants	—	—	218	218	—	—	(511)	(511)
Total expenses	3,128	601	535	4,264	2,128	529	(178)	2,479
Income (loss) before income taxes	$617	$138	$(535)	220	$1,403	$94	$178	1,675
Income tax (provision) benefit				115				(309)
Net income (loss)				$335				$1,366

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2023	2022	2023	2022
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)	$139	$940	$335	$1,366
Adjustments:
Income tax provision (benefit)	19	179	(115)	309
Vehicle and non-vehicle debt-related charges(a)(k)	15	14	29	26
Restructuring and restructuring related charges(b)	5	15	8	21
Acquisition accounting-related depreciation and amortization(c)	1	—	1	1
Unrealized (gains) losses on financial instruments(d)	(2)	(21)	106	(65)
(Gain) on sale of non-vehicle capital assets(e)	—	—	(162)	—
Change in fair value of Public Warrants	100	(461)	218	(511)
Other items(f)(l)	(10)	27	4	83
Adjusted pre-tax income (loss)(g)	267	693	424	1,230
Income tax (provision) benefit on adjusted pre-tax income (loss)(h)	(40)	(173)	(64)	(307)
Adjusted Net Income (Loss)	$227	$520	$360	$923
Weighted-average number of diluted shares outstanding	315	424	319	443
Adjusted Diluted Earnings (Loss) Per Share(i)	$0.72	$1.22	$1.13	$2.08
Adjusted Corporate EBITDA:
Net income (loss)	$139	$940	$335	$1,366
Adjustments:
Income tax provision (benefit)	19	179	(115)	309
Non-vehicle depreciation and amortization(j)	32	36	67	69
Non-vehicle debt interest, net of interest income	56	41	107	80
Vehicle debt-related charges(a)(k)	10	9	20	16
Restructuring and restructuring related charges(b)	5	15	8	21
Unrealized (gains) losses on financial instruments(d)	(2)	(21)	106	(65)
(Gain) on sale of non-vehicle capital assets(e)	—	—	(162)	—
Change in fair value of Public Warrants	100	(461)	218	(511)
Other items(f)(m)	(12)	26	—	93
Adjusted Corporate EBITDA	$347	$764	$584	$1,378

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For 2023, charges incurred related primarily to International RAC and Corporate. For 2022, charges incurred related primarily to International RAC.
(c)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

Supplemental Schedule II (continued)

(d)Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC. In the six months ended June 30, 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps in Americas RAC.
(e)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023 in Americas RAC.
(f)    Represents miscellaneous items. For 2023, primarily includes a loss recovery settlement in Americas RAC, partially offset by certain IT related charges primarily in Corporate. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims.
(g)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Direct vehicle and operating	$17	$(19)	$17	$(21)
Depreciation of revenue earning vehicles and lease charges, net	—	—	2	—
Selling, general and administrative	(13)	(6)	(27)	(11)
Interest expense, net:
Vehicle	(3)	(9)	(122)	(16)
Non-vehicle	(9)	(8)	(17)	(14)
Total interest expense, net	(12)	(17)	(139)	(30)
Other income (expense), net	(1)	7	(1)	(4)
Gain on sale non-vehicle capital assets	—	—	162	—
Change in fair value of Public Warrants	(100)	461	(218)	511
Total adjustments	$(109)	$426	$(204)	$445
(h)    Derived utilizing a combined statutory rate of 15% for the three and six months ended June 30, 2023 and 25% for the three and six months ended June 30, 2022 applied to the respective Adjusted Pre-tax Income (Loss). The decrease in rate is primarily resulting from EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2023 based on the Company's expected purchases of electric vehicles.
(i)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(j)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended June 30, 2023 was $27 million, $3 million and $2 million, respectively. For the three months ended June 30, 2022 was $30 million, $4 million, and $2 million for Americas RAC, International RAC and Corporate, respectively. Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the six months ended June 30, 2023 was $55 million, $5 million and $7 million, respectively. For the six months ended June 30, 2022 was $56 million, $7 million and $6 million for Americas RAC, International RAC and Corporate, respectively
(k)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended June 30, 2023 were $9 million and $1 million, respectively, and were $3 million and $6 million, respectively, for the three months ended June 30, 2022. Vehicle debt-related charges for Americas RAC and International RAC for the six months ended June 30, 2023 were $17 million and $3 million, respectively, and were $9 million and $7 million, respectively, for the six months ended June 30, 2022.
(l)    Also includes letter of credit fees recorded primarily in Corporate.
(m)    In 2022, also includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$497	$708	$1,059	$1,329
Depreciation and reserves for revenue earning vehicles, net	(418)	(165)	(884)	(145)
Bankruptcy related payments (post emergence) and other payments	12	42	20	78
Adjusted operating cash flow	91	585	195	1,262
Non-vehicle capital asset proceeds (expenditures), net	(77)	(24)	53	(53)
Adjusted operating cash flow before vehicle investment	14	561	248	1,209
Net fleet growth after financing	(437)	(77)	(754)	(646)
Adjusted free cash flow	$(423)	$484	$(506)	$563

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(3,719)	$(3,104)	$(6,543)	$(6,089)
Proceeds from disposal of revenue earning vehicles	1,560	1,416	2,766	2,887
Revenue earning vehicles capital expenditures, net	(2,159)	(1,688)	(3,777)	(3,202)
Depreciation and reserves for revenue earning vehicles, net	418	165	884	145
Financing activity related to vehicles:
Borrowings	1,960	2,699	4,021	7,379
Payments	(682)	(1,332)	(1,872)	(4,824)
Restricted cash changes, vehicle	26	79	(10)	(144)
Net financing activity related to vehicles	1,304	1,446	2,139	2,411
Net fleet growth after financing	$(437)	$(77)	$(754)	$(646)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	As of June 30, 2023			As of December 31, 2022
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,519	$1,519	$—	$1,526	$1,526
First Lien RCF	—	500	500	—	—	—
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	11,095	—	11,095	9,406	—	9,406
International vehicle financing (Various)	1,982	—	1,982	1,466	—	1,466
Other debt	80	4	84	76	9	85
Debt issue costs, discounts and premiums	(57)	(53)	(110)	(62)	(58)	(120)
Debt as reported in the balance sheet	13,100	3,470	16,570	10,886	2,977	13,863
Add:
Debt issue costs, discounts and premiums	57	53	110	62	58	120
Less:
Cash and cash equivalents	—	682	682	—	943	943
Restricted cash	190	—	190	180	—	180
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$12,967	$2,596	$15,563	$10,768	$1,847	$12,615

Corporate leverage ratio(a)		1.7x			0.8x
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by LTM Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$2,437	$2,344		$4,484	$4,154
Foreign currency adjustment(a)	(9)	(12)		(13)	(29)
Total Revenues - adjusted for foreign currency	$2,428	$2,332		$4,471	$4,125
Transaction Days (in thousands)	39,705	35,444		73,493	66,065
Total RPD (in dollars)	$61.14	$65.79	(7)%	$60.84	$62.43	(3)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,428	$2,332		$4,471	$4,125
Average Rentable Vehicles (in whole units)	533,813	490,236		508,550	472,871
Total revenue per unit (in whole dollars)	$4,548	$4,757		$8,792	$8,722
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,516	$1,586	(4)%	$1,465	$1,454	1%

Vehicle Utilization
Transaction Days (in thousands)	39,705	35,444		73,493	66,065
Average Rentable Vehicles (in whole units)	533,813	490,236		508,550	472,871
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	48,576	44,615		92,079	85,616
Vehicle Utilization(b)	82%	79%		80%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$329	$106		$710	$47
Foreign currency adjustment(a)	(1)	(1)		(1)	(3)
Adjusted depreciation of revenue earning vehicles and lease charges	$328	$105		$709	$44
Average Vehicles (in whole units)	561,277	513,307		532,903	497,259
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$584	$205		$1,331	$89
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$195	$68	NM	$222	$15	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$2,015	$1,973		$3,745	$3,531
Foreign currency adjustment(a)	(1)	(4)		(2)	(7)
Total Revenues - adjusted for foreign currency	$2,014	$1,969		$3,743	$3,524
Transaction Days (in thousands)	32,469	29,160		60,348	54,739
Total RPD (in dollars)	$62.03	$67.52	(8)%	$62.03	$64.39	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,014	$1,969		$3,743	$3,524
Average Rentable Vehicles (in whole units)	431,921	399,588		412,717	386,363
Total revenue per unit (in whole dollars)	$4,663	$4,928		$9,070	$9,122
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,554	$1,643	(5)%	$1,512	$1,520	(1)%

Vehicle Utilization
Transaction Days (in thousands)	32,469	29,160		60,348	54,739
Average Rentable Vehicles (in whole units)	431,921	399,588		412,717	386,363
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	39,304	36,366		74,725	69,952
Vehicle Utilization(b)	83%	80%		81%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$272	$61		$621	$(32)
Foreign currency adjustment(a)	—	1		1	—
Adjusted depreciation of revenue earning vehicles and lease charges	$272	$62		$622	$(32)
Average Vehicles (in whole units)	457,405	422,113		435,194	409,867
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$595	$146		$1,429	$(77)
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$198	$49	NM	$238	$(13)	NM
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$422	$371		$739	$623
Foreign currency adjustment(a)	(8)	(8)		(11)	(23)
Total Revenues - adjusted for foreign currency	$414	$363		$728	$600
Transaction Days (in thousands)	7,237	6,284		13,145	11,326
Total RPD (in dollars)	$57.16	$57.77	(1)%	$55.37	$52.98	5%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$414	$363		$728	$600
Average Rentable Vehicles (in whole units)	101,892	90,648		95,834	86,508
Total revenue per unit (in whole dollars)	$4,060	$4,005		$7,595	$6,936
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,353	$1,335	1%	$1,266	$1,156	10%

Vehicle Utilization
Transaction Days (in thousands)	7,237	6,284		13,145	11,326
Average Rentable Vehicles (in whole units)	101,892	90,648		95,834	86,508
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	9,271	8,248		17,354	15,664
Vehicle Utilization (b)	78%	76%		76%	72%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$57	$45		$89	$79
Foreign currency adjustment(a)	(1)	(1)		(2)	(3)
Adjusted depreciation of revenue earning vehicles and lease charges	$56	$44		$87	$76
Average Vehicles (in whole units)	103,872	91,194		97,709	87,392
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$539	$479		$895	$869
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$180	$160	13%	$149	$145	3%
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments, gain on sale of non-vehicle capital assets and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments; gain on sale of non-vehicle capital assets and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.